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                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                               Three Months Ended
                                   March 31,
                             ---------------------
                                 2008     2007
                                ------   ------
                             (In thousands, except
                                per share data)
BASIC
Net Income                      $  240   $  658
/ Weighted Average Shares        3,726    3,982
                                ------   ------
Basic Earnings Per Share        $ 0.06   $ 0.17
                                ======   ======
DILUTED
Net Income                      $  240   $  658
/ Weighted Average Shares        3,730    4,043
                                ------   ------
Diluted Earnings Per Share      $ 0.06   $ 0.16
                                ======   ======


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